Cadwell & Orkin
Attn:  Compliance Dept.
2050 Tower Place
3340 Peachtree Rd.
Atlanta, GA 30326

                                AGREEMENT FOR
                     PRIME BROKERAGE CLEARANCE SERVICES

This Agreement sets forth the terms and conditions under which PaineWebber Incorporated, its successors and assigns ("PaineWebber") will clear your securities transactions with such broker-dealer as you may designate, from time to time, as your prime broker (the "Prime Broker"), provided that PaineWebber has entered into a Prime Brokerage Agreement with such broker-dealer with respect to your prime brokerage transactions (hereinafter referred to as "Prime Brokerage Transaction(s)").

1.   ESTABLISHMENT OF ACCOUNT
     ------------------------

PaineWebber will clear your Prime Brokerage Transactions in a broker-dealer credit account established in the name of your Prime Broker and designated for your benefit. On the settlement date for each Prime Brokerage Transaction, PaineWebber will deliver or receive your securities to or from your Prime Broker against payment in full by or to your Prime Broker on your behalf.

2.   CUSTOMER TRADES
     ---------------

Your hereby authorize PaineWebber to inform your Prime Broker on the DTC ID System, or any successor system, of all the details of each Prime Brokerage Transaction you instruct to be cleared by PaineWebber for your account, including, but not limited to, the contract amount, the security involved, the number of shares or number of units, and whether the transaction was a long or short sale or a purchase (collectively, the "Trade Data"), and you hereby agree to inform your Prime Broker of the Trade Data on the trade date by the time designated to you by your Prime Broker. In the event of any discrepancy in the Trade Data reported to your Prime Broker by you and the Trade Data reported to your Prime Broker by PaineWebber you shall be responsible for resolving such discrepancy promptly, and you shall be liable to PaineWebber for any loss, cost or expense sustained by PaineWebber arising out of such Prime Brokerage Transaction.

3.   APPLICABLE LAW AND REGULATIONS
     ------------------------------

All Prime Brokerage Transactions shall be subject to all applicable laws and the rules and regulations of all federal, state, and self-regulatory agencies including, but not limited to, the Securities and Exchange Commission, all relevant securities and commodity exchanges, the Municipal Securities Rulemaking Board, the National Association of Securities Dealers, the Board of Governors of the Federal Reserve System, and the constitution, rules and customs of the exchange or market (and its clearing house, if any) where executed. In addition, all Prime Brokerage Transactions shall be performed in a manner not inconsistent with the SEC No-Action Letter dated January 25, 1994 relating to prime brokerage services, which was issued by the Division of Market Regulation (the "SEC Letter"), as the same may be amended, modified or supplemented from time to time.


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4.   SHORT SALES
     -----------

When placing any order to sell securities short for your account, you are responsible for designating the order as such, and you hereby authorize PaineWebber to mark the order as being "short." You further agree to provide PaineWebber with information concerning any securities borrowing arrangements made by you and/or your Prime Broker in connection with any short sales.

5.   CUSTOMER QUALIFICATION
     ----------------------

(a) You understand that you shall be required to maintain in your account with your Prime Broker such minimum net equity in cash or securities as may be required, from time to time, by your Prime Broker (the "Minimum Net Equity"), which shall in no event be less than the minimum net equity required by the SEC Letter, as such requirement may be amended from time to time. You further understand that in the event your account falls below such Minimum Net Equity, you shall bring your account into compliance in a timely fashion. Each time your enter an order with PaineWebber, you hereby represent that you shall be in compliance with such Minimum net Equity or will notify PaineWebber otherwise.

(b) In the event that your Prime Broker indicates its intention to disaffirm any trade, you hereby authorized and instruct your Prime Broker to provide to PaineWebber, upon the request of PaineWebber, the following information: (i) the account or accounts to which any of your orders or trades relate; (ii) the instructions, if any, provided to your Prime Broker regarding the allocation of any orders or trades to any sub-accounts; and
(iii) information available to your Prime Broker with respect to any net equity in the account. In addition, this Agreement will serve as further authorization and instruction to your Prime Broker to furnish to PaineWebber in the event of a disaffirmance all such further and additional information concerning an account as PaineWebber shall request, provided that such authorization shall have been confirmed by you in a separate letter addressed and delivered to your Prime Broker and PaineWebber. This paragraph shall remain in effect so long as this Agreement is in effect, shall survive the termination of this Agreement and shall apply to all orders and trades given by you to PaineWebber for clearance and settlement through your Prime Broker. You hereby agree to release and discharge your Prime Broker from all responsibility and liability arising out of or incurred in connection with your Prime Broker furnishing any information to PaineWebber pursuant to this paragraph.

6.   CONFIRMATIONS
     -------------

PaineWebber shall confirm the Trade Data to your Prime Broker and shall issue a confirmation for each Prime Brokerage Transaction by the morning of the next business day after trade date. As used in this Agreement, the term "business day" means any day which is not a Saturday or Sunday on which the New York Stock Exchange, Inc. is open for business. You may direct PaineWebber to send confirmations to you in care of your Prime Broker; the form of such directive is attached to this Agreement as Appendix A.

7.   CUSTOMER'S SETTLEMENT OBLIGATION
     --------------------------------

     In the event your Prime Broker indicates its intention not to settle, or fails to settle, any of your Prime Brokerage Transactions, you shall be responsible and liable to PaineWebber for settling such Prime Brokerage Transaction(s) directly with PaineWebber in a margin account that PaineWebber will open or has opened in your name on its books in accordance with Regulation T of the Board of Governors of the Federal Reserve System. PaineWebber shall send you a new confirmation of the replacement transaction(s).



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8.   DISCRETIONARY ACCOUNT
     ---------------------

(a) If your account is managed on a discretionary basis by an investment advisor, money manager or other person ("advisor"), you hereby acknowledge that your prime Brokerage Transactions may be commingled with those of other accounts of your advisor ("sub-accounts"), according to your advisor's instructions, for clearance by PaineWebber in a single bulk trade and for settlement in bulk with your Prime Broker. You further acknowledge that in the event the Prime Broker indicates its intention not to settle or does not settle such bulk trade because of one or more sub-accounts receiving an allocation PaineWebber will either cancel and rebill the bulk trade to reflect the reduction of the securities which were originally allocated to the objectionable sub-accounts in accordance with your advisor's instructions. To facilitate such allocation, PaineWebber may open and carry an account in your name on its books and you shall be solely responsible and liable to PaineWebber for settling such transaction directly with PaineWebber. Your acknowledge that your advisor may resubmit the bulk trade and execute a corrected allocation of the Prime Brokerage Transaction.

(b) If you are executing this Agreement on behalf of a customer whose account is managed by you, you hereby represent and covenant to PaineWebber that (i) each time you execute an order on behalf of such customer, such customer is in compliance with the Minimum Net Equity or you shall notify PaineWebber otherwise; (ii) you shall not enter an order for such customer in the event such customer falls below the Minimum Net Equity; (iii) you will provide PaineWebber with such information as is necessary to enable PaineWebber to open up an account for the benefit of such customer by completing the schedule attached hereto; (iv) you have sufficient knowledge of such customer to make the representation set forth in paragraph 19 of this Agreement and (v) you have been duly authorized by the customer to execute this Agreement, to bind such customer to arbitration, to enter orders to effect Prime Brokerage Transactions, to execute a directive to PaineWebber regarding the mailing of confirmations, to disclose such financial information as PaineWebber deems necessary to effect such transactions and to take such other actions as are contemplated by this Agreement.

9.   FEES AND CHARGES
     ----------------

You understand that PaineWebber may charge commissions and other fees for clearance or any other service furnished to you and you agree to pay such commissions and fees at PaineWebber's then prevailing rates. You further understand that service fees, if any, may be changed from time to time, upon 30 days prior written notice to you.

10.  RESTRICTIONS ON ACCOUNT
     -----------------------

You understand that PaineWebber, in its sole discretion, may refuse to accept or execute Prime Brokerage Transactions on you behalf or restrict or prohibit trading of securities in your account(s) with PaineWebber, or refuse to clear your securities transactions.

11.  DEFAULT
     -------

If (i) you fail to perform your settlement obligations or in the event your Prime Broker indicates its intention not to settle, or fails to settle, any of your Prime Brokerage transactions, as set forth in paragraph 7 of this Agreement, (ii) any representation made by you shall have been incorrect or untrue in any material respect when made, (iii) you shall have admitted your inability to, or intention not to, perform any of your obligations hereunder, (iv) you file a petition or other proceeding in bankruptcy, insolvency, or for the appointment of a receiver, or such a petition or proceeding is filed against you, (v) a levy or an attachment is made against your account(s) with PaineWebber, (vi) you die, become mentally incompetent



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or you are a corporation that dissolves or (vii) you shall have otherwise breached the terms of this Agreement (any one being an "Event of Default"), PaineWebber shall have the right to sell, without prior notice to you, any and all property in which you have an interest held by or for the benefit of PaineWebber, to buy any property that may have been sold short, to cancel any outstanding transactions and/or to purchase or sell any other securities or other instruments to offset market risk, and you shall be liable to PaineWebber for all losses, costs and expenses caused by such Event of Default, together with interest earned thereon from the date of such Event of Default at the prime rate, until payment in full is received by PaineWebber.

12.  LEGALLY BINDING
     ---------------

You hereby agree that this Agreement and all terms hereof shall be binding upon you and your estate, heirs, executors, administrators, personal representatives, successors and assigns. You agree that all Prime Brokerage Transactions shall be for your account(s) in accordance with your oral or written instructions. You hereby waive any and all defenses that any such instruction was not in writing as may be required by the Statute of Frauds or any other similar law, rule or regulation.

13.  CLEARANCE ACCOUNTS
     ------------------

In the event your prime Brokerage Transactions are executed by your broker, who has introduced your account to PaineWebber for clearance services only, you agree that your broker and its employees are third party beneficiaries of this Agreement, and that the terms and conditions hereof, including the Arbitration and Telephone Conversations provisions, shall be applicable to all matters between or among any of you, your broker and its employees, and PaineWebber and its employees.

14.  MARGIN ACCOUNT, SECURITY INTEREST, CONSENT TO LOAN OR PLEDGE SECURITIES
     -----------------------------------------------------------------------

(a) You hereby agree to deposit and maintain such margin in your margin account as PaineWebber may in its sole discretion require, and you agree to pay immediately on demand any debit balance therein. Upon your failure to pay, or at any time PaineWebber deems necessary for its protection, without prior demand, call or notice, PaineWebber shall be entitled to exercise all rights and remedies provided herein. Unless you advise us to the contrary, you represent that you are not an affiliate (as defined in Rule 144(a)(1) under the Securities Act of 1933) of the issuer or any security held in your account.

(b) As security for the payment of your obligations to PaineWebber, PaineWebber shall have a continuing security interest in all property in which you have an interest held by or for the benefit of PaineWebber and may, without prior notice to you, apply or transfer any such property. In the event of a breach or default under this Agreement, PaineWebber shall have all rights and remedies available to a secured creditor in addition to the rights and remedies provided herein.

(c) Within the limits of applicable law and regulations, you hereby authorize PaineWebber to lend either to itself or to others any securities held by or for the benefit of PaineWebber in your account, together with all attendant rights of ownership, and to use all such property as collateral for its general loans. Any such property, together with all attendant rights of ownership, may be pledged, repledged, hypothecated or rehypothecated either separately or in common with other such property for any amounts due to PaineWebber thereon or for a greater sum, and PaineWebber shall have no obligation to retain a like amount of similar property in its possession and control.




                                      4

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(d)  You hereby acknowledge receipt of PaineWebber's Statement of Credit
Practices. You understand that interest will be charged on any debit balances in your account, in accordance with the methods described in such statement or in any amendment or revision thereto which may be provided to you. Any debit balance which is not paid at the close of any interest period will be added to the opening balance for the next interest period.

15.  AMENDMENT; ENTIRE AGREEMENT
     ---------------------------

You agree that PaineWebber may modify the terms of this Agreement at any time upon prior written notice. If such modifications are unacceptable to you, you must notify PaineWebber in writing within 30 days of PaineWebber's transmittal of such notice. Your account may then be terminated by PaineWebber, after which you agree to remain liable to PaineWebber for all existing liabilities or obligations. Otherwise, this Agreement may not be waived or modified absent a written instrument signed by an authorized representative of PaineWebber. Except as set forth above, this Agreement represents the entire agreement and understanding between you and PaineWebber concerning the subject matter hereof.

16.  TELEPHONE CONVERSATIONS
     -----------------------

For the protection of both you and PaineWebber, and as a tool to correct misunderstandings, you hereby authorize PaineWebber in its discretion and without prior notice to you, to monitor and/or record any and all telephone conversations between you, PaineWebber and any of PaineWebber's employees or agents. You acknowledge that PaineWebber may determine not to make or keep such recordings and such determination shall not in any way affect any party's rights.

17.  ASSIGNABILITY
     -------------

This Agreement and the rights and obligations arising out of the Prime Brokerage Transactions cleared pursuant hereto may not be assigned without the prior written consent of either party, other than by PaineWebber as part of a general transfer of PaineWebber's business.

18.  SEVERABILITY
     ------------

If any provision of this Agreement is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision shall be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Agreement shall continue to remain in full force and effect.

19.  CAPACITY TO CONTRACT; CUSTOMER AFFILIATION
     ------------------------------------------

You represent that you are of legal age and that, unless you have notified PaineWebber to the contrary, neither you nor any member of your immediate family is an employee of any exchange or member thereof, an employee of the National Association of Securities Dealers, Inc. or a member thereof, an employee of any corporation, firm or individual engaged in the business of dealing, as broker or principal, in securities, options or futures, or an employee of any bank, trust company or insurance company.

20.  EXTRAORDINARY EVENTS
     --------------------

PaineWebber shall not be held liable for losses caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond its control.



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21.  HEADINGS
     --------

The headings of the provisions hereof are for descriptive purposes only and shall not modify or qualify any of the rights or obligations set forth in such provisions.

22.  GOVERNING LAW
     -------------

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

23.  DESIGNATION OF ADVISOR/AGENT
     ----------------------------

If your account is managed by an advisor, as such term is defined in paragraph 8(a), or by an agent, and you are executing this agreement, you hereby authorize __________________ to engage in prime Brokerage
Transactions on your behalf, and you hereby represent and covenant that such advisor has been duly authorized by you to take such actions as are contemplated by this Agreement.

24.  ARBITRATION DISCLOSURES
     -----------------------

ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

* THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

* PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

* THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED,

* THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MAJORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

25.  ARBITRATION

YOU AGREE, AND BY AGREEING TO MAINTAIN AN ACCOUNT IN THE NAME OF YOUR PRIME BROKER AND DESIGNATED FOR YOUR BENEFIT, PAINEWEBBER AGREES, THAT CONTROVERSIES ARISING BETWEEN YOU AND PAINEWEBBER, ITS CONTROL PERSON, PREDECESSORS, SUBSIDIARIES AND AFFILIATES AND ALL RESPECTIVE SUCCESSORS, ASSIGNS AND EMPLOYEES, WHETHER ARISING PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD AT THE FACILITIES AND BEFORE AN ARBITRATION PANEL APPOINTED BY THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (AND ONLY BEFORE SUCH EXCHANGES OR ASSOCIATION). YOU MAY ELECT ONE OF THE FOREGOING FORUMS FOR ARBITRATION, BUT IF YOU FAIL TO MAKE SUCH ELECTION BY REGISTERED MAIL OR TELEGRAM ADDRESSED TO PAINEWEBBER (OR ANY OTHER ADDRESS OF WHICH YOU


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ARE ADVISED IN WRITING), BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF
A WRITTEN REQUEST FROM PAINEWEBBER TO MAKE SUCH ELECTION, THEN PAINEWEBBER MAY MAKE SUCH SELECTION. FOR ANY ARBITRATION SOLELY BETWEEN YOU AND A BROKER FOR WHICH PAINEWEBBER ACTS AS CLEARING AGENT, SUCH ELECTION SHALL BE MADE BY REGISTERED MAIL TO SUCH BROKER AT ITS PRINCIPAL PLACE OF BUSINESS. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL HAVING JURISDICTION.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATTIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FOREBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

BY SIGNING THIS AGREEMENT YOU ACKNOWLEDGE THAT:

1. THE SECURITIES IN YOUR MARGIN ACCOUNT(S) AND ANY SECURITIES FOR WHICH YOU HAVE NOT FULLY PAID, TOGETHER WITH ALL ATTENDANT OWNERSHIP RIGHTS, MAY BE LOANED TO PAINEWEBBER OR LOANED OUT TO OTHERS AND;

2.   YOU HAVE RECEIVED A COPY OF THIS AGREEMENT.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH 25.

THIS AGREEMENT IS DATED AS OF MARCH 28, 1995.


/s/ Michael B. Orkin
(Signature)

Michael B. Orkin, President________      Account No.:___________________________
(Typed or Printed Name)
                                         Social Security # or Tax ID: __________
Caldwell& Orkin, Inc.
     (Signature)

___________________________________
     (Typed or Printed Name)

___________________________________
___________________________________
___________________________________
     (Mailing Address)



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PAINEWEBBER INCORPORATED
___________________________________

By:/s/ William A. Graham

Title: V.P.


* If this is a joint account, both names must sign. Persons signing on behalf of others should indicate the titles or capacities in which they are signing.










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                                  SCHEDULE


   LIST OF MANAGED ACCOUNTS COVERED BY PRIME BROKERAGE SERVICES AGREEMENT


     CUSTOMER NAME             ADDRESS                  TAX I.D. NO.

Caldwell & Orkin               2050 Tower Place         58-1895283
Aggressive Growth Fund         3340 Peachtree Road
                               Atlanta, Georgia  30326
Merrill

Caldwell & Orkin
Aggressive Growth Fund         Same                       Same

Lehman
_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

C & O Partners                 Same                     58-2073751

Merrill
_________________________      ____________________     ____________________

C & O Partners                 Same                     58-2073751

Lehman
_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________

_________________________      ____________________     ____________________




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                             APPENDIX A



INSTRUCTIONS REGARDING THE MAILING OF CONFIRMATIONS
---------------------------------------------------


The undersigned customer has entered into an Agreement for Prime Brokerage Clearance Services (the "Agreement") with PaineWebber Incorporated ("PaineWebber") which provides, among other things, that PaineWebber shall issue a confirmation for each transaction it executes or clears on behalf of the undersigned, unless the undersigned directs PaineWebber, in writing, to send confirmations to the undersigned in care of the undersigned's prime broker.

The undersigned hereby requests that PaineWebber, as executing broker or as clearing agent for an executing broker, to send confirmations to the undersigned in care of the undersigned's prime broker. This instrument shall not be deemed to be either incorporated in or made a part of the Agreement.

The undersigned acknowledges that if its account is managed on a discretionary basis by an investment advisor or money manager, each confirmation may cover a single bulk trade representing transactions that have been commingled with those of other accounts of the undersigned's advisor.

By accepting these conditions, PaineWebber hereby acknowledges that this instrument is not a condition for entering into the Agreement or the prime brokerage agreement. PaineWebber further agrees that it shall not charge differential fees based on whether an instruction such as this provided nor shall PaineWebber otherwise create incentives for the undersigned to execute this instruments.

____________________________________
     (Typed or Printed Name)

____________________________________
     (Signature)

____________________________________  Account No: ______________________________
     (Typed or Printed Name)

____________________________________  Social Security # or Tax ID ______________
     (Signature)


* If this is a joint account, both names must sign. Persons signing on behalf of others should indicate the titles or capacities in which they are signing.



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CAPITAL MARKETS

PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019

                              *SECOND REQUEST*
                                                                 PAINEWEBBER

September 20, 1994

CALDWELL & ORKIN
ATTN:  COMPLIANCE DEPT.
5 PIEDMONT CENTER
SUITE 417
ATLANTA, GA 30305


Recently the Division of Market Regulation of the Securities and Exchange Commission (the "SEC") issued a no-action letter regarding the applicability of certain sections and rules of the Securities Exchange Act of 1934 and Regulation T to prime broker arrangements. The no-action letter specifies certain conditions that must be met by prime brokers, executing brokers, and customers in order for those parties to establish and maintain a prime brokerage arrangement.

Since you have selected PaineWebber Incorporate ("PaineWebber") as an executing broker to execute your securities transactions and clear those transactions with your Prime Broker, it will be necessary for you to complete and execute the enclosed Agreement for Prime Brokerage Clearance Services (the "Agreement"). The Agreement specifies the obligations and responsibilities of the parties regarding the prime brokerage arrangement. The obligations and responsibilities contained in the Agreement are consistent with the conditions specified in the SEC no-action letter.

Please review the Agreement in its entirety, complete those portions of the Agreement which pertain to you and, finally, sign and date the Agreement where indicated. If you elect to have PaineWebber send confirmations of your transactions to you in care of your Prime Broker, please complete and execute the Appendix A attached to this statement.

Please return the labeled executed copy of the Agreement to the undersigned; the second is for your files. In addition, pursuant to the Agreement, we have enclosed a copy of PaineWebber's Statement of Credit Practices.

Should you have any questions with respect to the Agreement, or the terms and conditions contained therein, please contact the undersigned at (212) 713-4148.

Very truly yours,

/s/ William A. Graham

William A. Graham
Vice President





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